Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use, in the Form S-1 Registration Statement and Prospectus of Ministry Partners Investment Company, LLC, of our report dated March 23, 2009 accompanying the consolidated financial statements of Ministry Partners Investment Company LLC and subsidiary as of December 31, 2008 and 2007 and for the years then ended contained in such Registration Statement.

We also consent to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Prospectus.

March 9, 2010